SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Siebel Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Supplement to Notice and Proxy Statement

May 16, 2003

This supplement should be read together with the Notice and Proxy Statement, dated May 12, 2003, for the 2003 Annual Meeting of Stockholders of Siebel Systems, Inc., (the “Company”) which was filed with the Securities and Exchange Commission on May 14, 2003 and which has been mailed to the Company’s stockholders previously or is being mailed concurrently with this supplement. The annual meeting will be held on Wednesday, June 11, 2003, at 11:00 a.m. Pacific Time, as an audio-only webcast accessible via www.siebel.com. Instructions for accessing the webcast are contained in the proxy statement.

The purpose of this supplement is to inform our stockholders that the webcast annual meeting will be conducted from the Marriott Hotel at 1770 South Amphlett Blvd. in San Mateo, California 94402. Stockholders of record as of April 14, 2003 are welcome to attend the meeting and vote in person. There are no other changes to the information in the proxy statement.

If you attend the meeting in person, in addition to the methods of voting set forth in the proxy statement, you may vote in person as follows:

•	If you hold shares directly in your name, please come to the location above and we will give you a ballot when you arrive. You may then vote your shares by completing and signing the ballot.

•	If your shares are not issued directly in your name and are held in an account at a brokerage firm, bank, dealer, or other similar organization, you must obtain a valid proxy card from this organization. Please contact your broker, bank, dealer or other agent for further instructions. Once you have obtained and properly completed this new proxy card, you may bring it to the meeting and vote in person.

If you are a holder of exchangeable shares and would like to be represented in person at the meeting in order to exercise your voting rights, in addition to the methods of voting set forth in the proxy statement and the Notice to Holders of Exchangeable Shares, you or your representative may vote in person by requesting that Computershare Trust Company of Canada deliver to the Company a proxy card. This proxy will be available at the physical location of the annual meeting so that you or your representative may vote your shares in person at the meeting.

Stockholders may submit questions for discussion at the annual meeting by sending an email to investor.relations@siebel.com or by faxing a question to (650) 477-5205. To facilitate an orderly discussion of questions submitted, we request that all faxes be received by 5:00 p.m. Pacific Time on Monday, June 9, 2003. Stockholders attending the annual meeting in person may also ask questions at the meeting.